                              SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BASIC EARTH SCIENCE SYSTEMS, INC.
                          ---------------------------------
                  (Name of Registrant as Specified In Its Charter)

                          BASIC EARTH SCIENCE SYSTEMS, INC.
                          ---------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(a)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(a)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          --------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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

                          BASIC EARTH SCIENCE SYSTEMS, INC.
                         633 Seventeenth Street, Suite 1670
                               Denver, Colorado  80202
                                   (303) 294-9525


                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of Basic Earth Science Systems, Inc., (the Company) a Delaware Corporation, will be held at 633 Seventeenth Street, Suite 1670, Denver, Colorado 80202, on Friday, October 6, 1995 at 3:00 p.m., local time to:

(1) Elect four members to the Board of Directors to serve until the next annual meeting of shareholders or until their successors shall have been elected and qualified;

(2) Vote on a proposal to amend the Certificate of Incorporation to reduce the par value of the Company's capital stock from ten cents ($0.10) per share to one-tenth of one cent ($0.001) per share;

(3)  Vote on a proposal to approve the 1995 Incentive Stock Option Plan;

(4) Act upon any other matters which may properly come before the meeting or any adjournment or postponements thereof.

Only shareholders of record at the close of business on August 15, 1995 will be entitled to vote at the meeting. A list of shareholders shall be open for examination by any shareholder for any purpose relevant to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the above address and will be so available at and throughout the meeting.

All shareholders are cordially invited to attend the meeting. If you are unable to attend the meeting in person, the Board of Directors respectfully requests that you sign and date the enclosed proxy and return it promptly. A postage-paid envelope is provided.

A copy of the Annual Report for the year ended March 31, 1995 accompanies the enclosed proxy statement.

                              By Order of the Board of Directors,



By (Signature)                /s/ David J. Flake
(Name and title)              David J. Flake, Secretary
(Date)                        August 11, 1995
(City and state)              Denver, Colorado

                          BASIC EARTH SCIENCE SYSTEMS, INC.
                         633 Seventeenth Street, Suite 1670
                               Denver, Colorado  80202
                                   (303) 294-9525


                                   PROXY STATEMENT


                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on October 6, 1995 at
                         633 Seventeenth Street, Suite 1670
                               Denver, Colorado  80202
                               3:00 p.m. - local time


                                SOLICITATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Basic Earth Science Systems, Inc. (Basic or the Company) for the Annual Meeting of Shareholders to be held October 6, 1995 and for any adjournment or postponements thereof.

Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. A proxy may be revoked by forwarding directly to the Company Secretary written notice of such revocation, submitting a duly executed proxy bearing a later date or by voting in person at the meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon. Any proxy on which no direction is specified will be voted "FOR" the election of all nominees set forth in this Proxy Statement, "FOR" the proposal to amend the Certificate of Incorporation, "FOR" the proposal to approve the 1995 Incentive Stock Option Plan, and in accordance with the judgment of the person or persons designated as proxies as to other matters which may properly come before the meeting and upon which a vote may properly be taken. The Board of Directors knows of no other matter to be presented at the meeting.

The anticipated mailing date of this Proxy Statement is August 21, 1995.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting thereby cancelling any proxy previously given.

                                  VOTING SECURITIES

Only shareholders of the Company's $0.10 par value common stock as of the close of business on August 15, 1995 are entitled to vote on matters to come before the meeting. The transfer records of Basic will not be closed. On the record date there were 16,580,487 shares of Basic's common stock issued and outstanding. None of the Company's preferred stock has been issued. Each share of common stock entitles the record owner thereof to one vote on each matter to be voted upon at this meeting.

The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares which are entitled to be voted at the meeting is necessary to constitute a quorum at this annual meeting. Cumulative voting is not authorized under Basic's Amended Certificate of Incorporation.


                   Security Ownership Of Certain Beneficial Owners
                                   And Management

Set forth below, as of July 17, 1995, is information concerning stock ownership of all persons, or group of persons, known by the Company to own beneficially 5% or more of the shares of Basic's common stock and all directors and executive officers of the Company both individually and as a group who held such positions in the fiscal year just ended. Basic has no knowledge of any other persons, or group of persons, owning beneficially more than 5% of the outstanding common stock of Basic as of July 17, 1995.

                                                       Percent of
                                                       Outstanding
                                                       Shares
Name and Address              Shares of Common Stock   Beneficially
of Beneficial Owner           Beneficially Owned       Owned
----------------------------------------------------------------------
G. W. Breuer                  3,887,670                23.4%
Denver, CO (1)

Basic's Employee Stock        1,898,214                11.4%
Ownership Plan (2)

David J. Flake                515,478                  3.1%
Denver, CO (3)

Ray Singleton                 424,842                  2.6%
Englewood, CO (4)

Edgar J. Huffman              65,000                   0.4%
Phoenix, AZ (5)

All officers and directors    4,892,990                29.5%
as a group (4 persons) (1),
(3), (4) and (5)

(1) Includes 2,765,191 shares owned by Mr. Breuer directly and 1,122,479 shares with indirect beneficial ownership.

(2) Represents shares held in the Company's and its subsidiary's individual Employee Stock Ownership Plan (ESOP) accounts excluding shares held in the ESOP accounts of the Company's officers listed separately in the table.

(3) Represents 505,478 shares owned by Mr. Flake and 10,000 shares with indirect beneficial ownership.

(4)  All 424,842 shares are in Mr. Singleton's ESOP account.

(5) Includes 25,000 shares owned by Mr. Huffman directly and 40,000 shares with indirect beneficial ownership.

Company management knows of no arrangements which may result in a change in control of Basic.


                                ELECTION OF DIRECTORS

In accordance with the Company's Bylaws, the Board of Directors consists of four
(4) members. All four (4) Directors to be elected at this Annual Meeting will be elected to serve until the Company's next annual meeting, and until their successors are duly elected and qualified. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director. The Board recommends that shareholders vote "FOR" each of the nominees listed below. It is intended that proxies and voting instructions which are executed without specification (other than broker non-votes) will be voted for the election of the nominees listed below, all of whom are now Directors of the
Company:

                 G. W. BREUER, DAVID J. FLAKE, EDGAR J. HUFFMAN and
                                    RAY SINGLETON

Directors
The following sets forth various information respecting each nominee and current member of the Board of Directors including their respective principal occupations or employment during the past five years and the period during which each has served as a Director of the Company.

G. W. Breuer (76) was a co-founder of the Company and has been a member of the Board of Directors since inception in 1969. Mr. Breuer also served as the Company's Chief Executive Officer from 1969 through March 1993 and was its President from February 1978 through March 1993. Mr. Breuer is a 1940 graduate of Purdue University with a degree in petroleum engineering.

David J. Flake (40) has been a director of the Company since September 1987. Mr. Flake began his career at Basic in November 1980 as tax accountant and was appointed Controller in July 1983, a position he held until his resignation in January 1993 to pursue other business opportunities. From September 1987 through January 1993 Mr. Flake also served as Secretary/Treasurer of the Company. In April 1994, Mr. Flake was appointed Corporate Secretary following the resignation of Ms. Judith C. Davis (aka Judith C. Burke). Mr. Flake received his Bachelor of Science degree in Accounting/Business Administration from Regis University in Denver, Colorado and received a Masters Degree in Business Administration from Colorado State University's Executive MBA Program in 1995.

Edgar J. Huffman (55) was elected to the Board of Directors in May 1993. For the past five years Mr. Huffman has served continuously in the following capacities. He is a director of Visa Industries, an oil and gas producer, located in Phoenix, Arizona. Visa Industries is a public company traded on NASDAQ. He also serves as Chairman of the Board and Director of Finance and Planning for the Montessori Day Schools in Phoenix. Additionally, Mr. Huffman is a director of FCS Laboratories, Inc. (FCS), a diagnostic laboratory and pharmaceutical producer, as well as Chairman of the Finance Committee and Audit Committee and a member of the Compensation Committee. FCS is a public company traded on the OTC market. Mr. Huffman received a Bachelor of Science degree in Business Administration from Indiana Central University and a Masters Degree in Business Administration from Arizona State University. He also attended the Finance Program at New York University's Graduate School of Business.

Ray Singleton (44) has been a director of Basic since July 1989. Mr. Singleton joined the Company in June 1988 as Production Manager/Petroleum Engineer. In October 1989 he was elected Vice President of Basic, and with the change in management in March 1993, he was appointed President and Chief Executive Officer. Upon the resignation of Mr. Flake, noted above, Mr. Singleton was appointed Acting Treasurer. Mr. Singleton began his career with Amoco Production Company in Texas and, as a petroleum engineer, was responsible for a 60,000 barrel-a-day field. He was subsequently a drilling, completion and production engineer for the predecessor of Union Pacific Resources and in 1981 began his own engineering consulting firm, serving the needs of some 40 oil and gas companies. In this capacity he was employed by Basic on various projects from 1981 to 1987. Mr. Singleton received a degree in petroleum engineering from Texas A&M University in 1973 and received a Masters Degree in Business Administration from Colorado State University's Executive MBA Program in 1992.

Executive Officers
At this time, and during the past year, all executive officers are also board members. Their names, ages, principal occupations or employments during the past five years are set forth above. There are no family relationships between or among the officers and Board of Directors.

Directors are elected by the Company's shareholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

Board Committees and Attendance
The Board of Directors of the Company held four meetings during the fiscal year ended March 31, 1995. During the year ended March 31, 1994 the Board of Directors met fourteen times. Each of the directors attended at least 75% of all the meetings.

In May 1993, the Board acted to establish an Audit Committee consisting of Messrs. Flake and Huffman, both outside directors. The Audit Committee is authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions, operations and internal controls implemented by Basic's management.

In June 1993, the Board acted to form a Compensation Committee which currently consists of Messrs. Huffman and Flake. This committee will review and recommend to the Board of Directors the compensation and benefits of all officers of the Company, and is empowered to review general policy matters, including compensation and benefits, pertaining to the employees of the Company.

Basic does not have a Nominating Committee.



Compliance with Section 16(a) of the Securities Exchange Act
Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and shareholders of more than ten percent of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of ownership reports submitted to Basic, the Company believes that all forms required to be filed by its officers, directors and ten percent shareholders have been filed as of July 17, 1995. FOR THE FISCAL YEAR ENDED MARCH 31, 1995, ONE OF THE FOUR DIRECTORS FILED ONE LATE REPORT.

                               Executive Compensation

Director Compensation
In the past, the directors have received no compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in attending board meetings. However, if the proposed 1995 Incentive Stock Option referenced later in this proxy statement is approved, the directors will receive stock options as compensation for their services.

Executive Officer Compensation
The following table sets forth the compensation paid or accrued by the Company to its Chief Executive Officer for the fiscal years ended March 31, 1995, 1994 and 1993. No other director, officer or employee received annual compensation which exceeded $100,000.

Name and                                     (1)Other       (2)All
Principal      Fiscal    Annual    Annual    Annual         Other
Position       Year      Salary    Bonus     Compensation   Compensation
------------------------------------------------------------------------
Ray Singleton  1995      $65,000   $----     $6,558         $257
President,     1994      65,000    2,500     2,982          ----
Chief          1993      65,000    ----      8,539          1,117
Executive Officer
and Acting Treasurer

(1) Mr. Singleton was appointed President and Chief Executive Officer on March 4, 1993. Other Annual Compensation includes $4,608, $1,357 and $1,048 paid through the Oil and Gas Incentive Compensation Plan for fiscal 1995, 1994 and 1993, respectively. Other Annual Compensation also includes $1,950, $1,625 and $7,491 which represents the market value of the Company's common stock contributed to his ESOP account (see discussion below) for fiscal 1995, 1994 and
1993, respectively.   The ESOP contributions are non-cash compensation.

(2) For 1995, All Other Compensation of $257 is the premium for a life insurance policy for Mr. Singleton whereby Mr. Singleton designates the beneficiary. For 1993, All Other Compensation includes a partial reimbursement of $917 towards his Masters Degree from Colorado State University and a life insurance policy premium of $200 whereby Mr. Singleton designates the beneficiary.

The Company has no contract with any officer which would give rise to any cash or non-cash compensation resulting from the resignation, retirement or any other termination of such officer's employment with the Company or from a change in control of the Company or a change in any officer's responsibilities following a change in control.

In April 1976, the Company adopted an Employee Stock Ownership Plan (ESOP) which covers substantially all full-time employees of Basic and its subsidiaries who have worked for at least six months and are employed by Basic at March 31 of each fiscal year. ESOP contributions are generally made by transferring sufficient shares of the Company's common stock or treasury stock which, when valued at fair market value, equal the annual contribution amount as determined by the Company's Board of Directors. For the years ended March 31, 1995, 1994 and 1993, the ESOP contributions added to all participants' accounts totalled $7,000, 6,000 and $32,000, respectively, which resulted in the issuance to the ESOP, based on applicable market prices, of 140,940, 132,534 and 324,757 shares, respectively, of the Company's common stock. As a result of contributions made during these periods, Basic's ESOP either will receive or has received approximately 0.85%,%, 0.81% and 1.88%, respectively, of the issued and outstanding shares of the Company's common stock. While the additional stock ownership received by Basic's ESOP is minimal in any given year, the cumulative effect over several years of such additional stock ownership may be considered substantial, i.e., an aggregate increase in stock ownership of approximately 3.54% over the last three (3) fiscal years. Effective April 1, 1995, the Board of Directors voted to discontinue the ESOP and replace it with a 401-K plan.

As noted, the Company funded its ESOP contribution by issuing shares of its common stock in sufficient number, when valued at fair market value, to satisfy the contribution as determined by its Board of Directors. In making the ESOP contribution in this manner, the market value of the Company's stock has been less than its $0.10 par value for the contributions made for 1990, 1991 and 1992. This has resulted in a contingent liability in an amount equal to the difference between the $0.10 par value and the applicable fair market value, being in the aggregate amount of approximately $52,000. To the extent that it is ultimately determined that this contingent liability is owed, compensation will have been understated by this amount.

Basic's creditors have the sole right to seek payment of the underpaid stock consideration. However, any such claim requires that the Company's assets be insufficient to satisfy its creditor's claims and such claims must be brought within six (6) years after the issuance of the subject shares. Since Basic has a positive net asset balance which, it is anticipated, will continue for the foreseeable future, and since the passage of time reduces the amount of the contingent liability, it is currently unlikely that any liability will arise with respect to the subject ESOP shares.

In 1993, the Board of Directors, expressed a desire to fund all or a substantial portion of its ESOP contribution obligation with treasury stock rather than issue additional common stock. The use of treasury shares for an ESOP contribution avoided diluting the value of common stock held by shareholders and further avoided the potential contingent liability issue if the fair market value of the Company's stock was less than its $0.10 par value. It should be noted, however, that even the use of treasury stock for an ESOP contribution reduced the percentage of common stock held by public shareholders and increased the percentage held by the Company's employees. As a result of the foregoing new policy, all of the Company's ESOP contributions commencing in 1993 and thereafter were funded with treasury stock.

Each employee's interest in the ESOP vests in incremental portions based upon number of years of employment ranging from three years (20%) to seven years (100%). At March 31, 1995, Mr. Singleton was 100% vested in the 424,842 shares in his ESOP account. These shares are included in the Security Ownership table on page 2. Currently, there are 2,323,056 shares in the ESOP, including the 424,842 shares in Mr. Singleton's account. All of the shares in the ESOP represent approximately 14.0% of the total issued and outstanding shares. Of the current directors, only Mr. Singleton is currently a participant in Basic's ESOP.

Basic has an Oil and Gas Incentive Compensation Plan (the Plan) for key employees. Through this plan, Basic pays to the participating employees a portion of its net revenue after operating expenses on properties drilled in which Basic has an interest, as designated by the Plan Management Committee. Messrs. Breuer and Flake are members of the Plan Management Committee. The portion of the net revenue contributed from any property shall not exceed 5% of Basic's interest in that property. The participants in the Plan have no cash outlay to participate; it is entirely non-contributory, and an interest is not assignable, transferable, nor can it be pledged by the participant. Interest in the Plan vests over a period ranging from four to eleven years; however, Basic can sell or otherwise transfer its interest in properties designated for the Plan. If Basic sells a property in the Plan, the participants shall receive their respective percentages of the sales price. There are currently six participants in the Plan including Messrs. Breuer, Flake and Singleton. During the year ended March 31, 1995, Messrs. Breuer, Flake and Singleton received $5,424, $3,644 and $4,608, respectively, through the Plan. And during the year ended March 31, 1994, Messrs. Breuer, Flake and Singleton received $2,490, 1,073 and $1,357, respectively. Mr. Singleton's amounts are included in the Other Annual Compensation column in the Executive Officer Compensation table above. Mr. Breuer's amounts were withheld by the Company as partial payment of amounts owed the Company (See Related Party Transactions, below).

                   Certain Relationships And Related Transactions

It is the policy of Basic that officers or directors may assign to or receive assignments from Basic in oil and gas prospects only on the same terms and conditions as accepted by independent third parties. It is also the policy of Basic that officers or directors and Basic may participate together in oil and gas prospects generated by independent third parties only on the same terms and conditions as accepted by each other.

Subject to this policy, G. W. Breuer, former President and Chief Executive Officer and a current director, has participated, since 1980, with Basic in various drilling and development arrangements. Some of these properties are still producing, but no longer generate net income consistently. In the past, management's policy allowed for non-payment from certain individuals, including Mr. Breuer, of a net loss, in the belief that net income from subsequent months would cover the loss. In August 1993, with the concurrence of the Board of Directors, management enacted new policies whereby the Company requested these certain individuals, including Mr. Breuer, to bring any outstanding account balances current, and to keep them current on an ongoing basis. At June 30, 1993, Mr. Breuer's debt was approximately $15,000. Despite these new policies and its request to Mr. Breuer, this debt increased to approximately $30,000 by March 31, 1994.

In 1994, Mr. Breuer verbally informed the Company that he did not owe the amount in question since he felt he no longer owned an interest in the properties in question. Pending receipt of documentation supporting his contention as to this alleged change of ownership and/or the receipt of funds, the Company was forced to established a bad debt allowance for this account which contributed $30,000 to the Company's net loss in fiscal 1994. By March 1995 the amount owed the Company and related bad debt allowance had increased to approximately $56,000.

In March 1995, the Company sold its exploration rights underlying its West Cole Unit in Webb County, Texas. Mr. Breuer owned an interest in these leases and participated in the sale of these deep exploration rights. Because the amounts owed to the Company were directly attributable to operating expenses incurred on these specific leases, upon receipt of the sales proceeds, the Company netted such proceeds against the amount owed to the Company. Following this transaction, the balance owed to the Company by Mr. Breuer was approximately $5,000.

In addition to this transaction, over the past three years the Company has withheld from Mr. Breuer, other nominal amounts due him as partial payment of this debt.

During the year ended March 31, 1995, Basic retained the services of Visa Stock Transfer replacing Society National Bank as the Company's stock transfer agent. Visa Stock Transfer is a wholly-owned subsidiary of Visa Industries, Inc., of which Mr. Huffman is a director. The fees charged by Visa Stock Transfer are lower than those charged by other stock transfer agents.

In the years ended March 31, 1995, 1994 and 1993, there were no other significant related party transactions.


                 PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

On July 17, 1995, the Board of Directors of the Company approved an amendment to the Company's Certificate of Incorporation which, upon approval by the Company's shareholders, will reduce the par value of the Company's capital stock from ten cents ($0.10) per share to one-tenth of one cent ($0.001) per share. A proposed resolution will be submitted to the Annual Meeting of Shareholders to amend
ARTICLE II of the Certificate of Incorporation, as amended, so that following such amendment this Article shall read as follows:

                                       "FOURTH

     The total number of shares of stock which the corporation is authorized to issue is Thirty-five Million Shares (35,000,000) of a par value of $0.001 each, consisting of Three million Shares (3,000,000) of preferred stock and Thirty-two Million Shares (32,000,000) of common stock and the Board of Directors is authorized to issue such shares without further authorization from the shareholders and, as to the preferred shares, the Board of Directors is granted the authority to provide for the issuance of preferred shares in series, the designation, voting powers, full, limited or no voting powers, and such designations, preferences, conversion rights, redemption rights, dividend rights, preemptive rights, participating rights, optional rights, or other special rights, qualifications, limitations, or restrictions."

As a result of the change in par value of the Company's capital stock if approved by the shareholders, the stated capital of the Company shall be reduced by the re-allocation of approximately $1,671,000 of capital from the stated capital account to the capital surplus account.

Except for the reduction in par value and the resultant re-allocation of capital, the amendment does not alter the presently-issued shares of the Company's common stock. Accordingly, the amendment will not result in any change in the number of shares of common stock or preferred stock which the Company is authorized to issue and neither increases or decreases the number of the Company's issued and outstanding shares of common stock. Furthermore, shareholders will keep their existing stock certificates which will continue to represent the same number of shares as at present.

The Board of Directors believes that the reduction in par value will reasonably avoid any future occurrences whereby the market price of the Company's common stock is less than the stated par value of the Company's common stock. When the fair market value is less than the par value, the Company is precluded from issuing any additional shares, including raising additional equity capital, without incurring a potential liability for the underpaid stock consideration.

An affirmative vote by holders of a majority of the aggregate outstanding shares of common stock is necessary for the adoption of the proposed amendment. If adopted, the proposed amendment will be made effective by filing and recording, as soon as practicable, a Certificated of Amendment as required by the laws of the state of Delaware.

The Board of Directors recommends a vote "FOR" the proposed amendment to the Certificate of Incorporation.


                PROPOSAL TO APPROVE 1995 INCENTIVE STOCK OPTION PLAN

On July 27, 1995, the Board of Directors of the Company adopted the 1995 Incentive Stock Option Plan (the "Plan"). The Board of Directors believes that it is appropriate for the Company to adopt a flexible and comprehensive stock option and incentive plan which permits the granting of long-term incentive awards to employees, including officers and directors employed by the Company or its subsidiary, as a means of enhancing and strengthening the Company's ability to attract and retain those individuals on whom the continued success of the Company most depends.

The principal features of the Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Plan. A COPY OF THE PLAN HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SHAREHOLDER DESIRING A COPY OF THE PLAN MAY OBTAIN A COPY BY WRITING TO BASIC EARTH SCIENCE SYSTEMS, INC., 633 SEVENTEENTH STREET, SUITE 1670, DENVER, COLORADO 80202, ATTENTION: CORPORATE SECRETARY, IN TIME TO BE RECEIVED ON OR BEFORE SEPTEMBER 20, 1995.

Stock Subject to the Plan
The aggregate number of shares of the Company's common stock to be delivered upon exercise of all options granted from time to time under the Plan may not exceed 1,000,000 shares. The shares of common stock issuable upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares. If an option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall be added to the shares otherwise available for options which may be granted in accordance with the terms of the Plan.

Eligibility for Participation
All employees, including officers and directors who are employees, of the Company and its subsidiaries (Eligible Employees) who are designated by the Committee (as defined below under "Administration of the Plan") are eligible to receive grants of options under the Plan.

In selecting those employees and directors to whom options shall be granted and the number of shares to be covered by such options, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company, the extent and value of their services to the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No determination has been made as to the designation of Eligible Employees or as to any grants of options to Eligible Employees under the Plan. Therefore, it is not possible to state the number of Eligible Employees who will receive such grants.

Furthermore, non-employee members of the Board of Directors of the Company or its subsidiaries (NON-EMPLOYEE DIRECTORS) are eligible to receive grants of certain options under the Plan. As of the close of business on the effective date of the Plan (defined to be the date the Plan is approved by the Company's shareholders) there will be three (3) NON-EMPLOYEE DIRECTORS who will be entitled to receive grants of such options, based on the assumption that (i) the Plan is approved by the shareholders at the Annual Meeting, and (ii) all Director nominees are reelected.

Types of Options
Options granted under the Plan may be either incentive stock options (which qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the Code)) or nonqualified options. Eligible Employees will be granted incentive stock options while NON-EMPLOYEE DIRECTORS will be granted nonqualified options.

Terms and Conditions of Options
Option Price. The exercise price of any option granted under the Plan may not be less than the fair market value of the stock underlying such option at the date the option is granted. If an Eligible Employee owns 10% or more of the common stock of the Company, then the exercise price shall not be less than 110% of the fair market value of the stock underlying such option at the time the option is granted.

Number of Shares to be Covered by Options. The number of shares of common stock covered by an option granted to an Eligible Employee shall be determined, from time to time, by the Committee. However, current statutory limits provide that in no event shall the aggregate fair market value (determined at the time the option is granted) of the stock for which an Eligible Employee is granted options in any calendar year exceed the sum of $100,000.

Term of Options. The term of each option granted under the Plan shall be determined by the Committee, but in no event shall an option granted under the Plan be exercisable after the expiration of ten years from the date the option is granted. In the case where an Eligible Employee owns 10% or more of the common stock of the Company, an option granted to such Eligible Employee shall not be exercisable after the expiration of five years from the date the option is granted.

Exercise of Options. Each option shall be exercisable only by the person to whom the option was granted. An option may not be transferred, assigned, pledged or hypothecated by the person to whom the option is granted.

The exercise price of an option may be paid in cash, by check, or by an exchange of property which may include shares of the Company's common stock. The Board of Directors shall have sole discretion to determine the fair market value of all such property.

Expiration of Options. If an optionee's employment terminates for any reason, including retirement, death, or disability, to the extent that the optionee would have been entitled to exercise the option immediately prior to his/her termination, such option may be exercised within three months of the termination date, but within the exercise period of the option. If an optionee's employment terminates by reason of his/her disability, to the extent that the optionee would have been entitled to exercise the option immediately prior to his/her disability, such option may be exercised within one year after employment terminates, but within the exercise period of the option. In the case of the optionee's death, the option may be exercised by the optionee's executors or administrators or by any person who acquires the option by devise or inheritance.

Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, limitations and restrictions as the Board of Directors shall deem advisable and necessary in order that AN OPTION REDEEMED BY AN ELIGILBLE EMPLOYEE will be an "incentive stock option" as defined in Section 422 of the Code or to conform to any change in the law.

Administration of the Plan
The Plan shall be administered by the Compensation Committee or such other committee of the Board which shall succeed to the functions and responsibilities of the Compensation Committee. The Committee shall consist of at least two members of the Board. No INCENTIVE STOCK option may be granted under the Plan to any member of the Committee during his/her term of membership on the Committee. No person shall be eligible to serve on the Committee unless such person is then a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the Act).

The Committee shall have the authority (i) to establish and determine the option price of the shares covered by each INCENTIVE STOCK option, the term of each SUCH option, the ELIGIBLE EMPLOYEES to whom and the time or times in which INCENTIVE STOCK options shall be granted, and the number of shares to be represented by each INCENTIVE STOCK option; (ii) to interpret the Plan and all options granted under the Plan; (iii) to prescribe, amend, and rescind such rules and regulations as it deems necessary for the proper administration of the Plan; AND (iv) to make all other determinations deemed necessary or advisable for the proper administration of the Plan.

Amendment of the Plan
The Board of Directors may amend the Plan to conform to qualification as an Incentive Stock Option Plan under Section 422 of the Code, to conform to the requirements of Rule 16-b3 promulgated under the Act, or in any other respect which it deems to be in the best interest of the Company, to the extent not inconsistent with either Section 422 of the Code or Rule 16-b3 promulgated under the Act.

Termination of the Plan
The Plan shall terminate ten years following the effective date of the Plan. No option shall be granted under the Plan after the termination date, although the exercise periods for previously granted options may extend beyond the termination date.

Investment Representation
Any person who is issued shares underlying any option pursuant to this Plan will be required to represent and acknowledge that the securities being purchased thereby will be acquired for investment purposes and not with a view to dispose, sell or transfer such shares unless a current registration statement is effective for the underlying shares under the Securities Act of 1933, as amended, or unless, in the opinion of counsel for the Company, such registration statement is not required under the Act or any other applicable law.

Certain Federal Income Tax Consequences
Incentive Stock Options. Upon the grant of an incentive stock option, the optionee will not recognize any taxable income and the Company will not be entitled to a tax deduction. Upon the exercise thereof while the optionee is employed by the Company or a subsidiary within 3 months after termination of employment, the optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of fair market value of the shares of Common Stock acquired upon such exercise over the exercise price may be subject to the alternative minimum tax.

If the shares of Common Stock acquired pursuant to the exercise of an incentive stock option are held for at least 2 years from the date of grant and at least 1 year from the date of exercise, the optionee's gain or loss upon disposition of such shares of Common Stock will be long-term capital gain or loss and the Company will not be entitled to any tax deduction. If such shares are disposed of prior to the expiration of these holding periods, the optionee will recognize ordinary income on certain amounts in excess of the option price and the Company will be entitled to a corresponding tax deduction.

Nonqualified Options. Upon the grant of a nonqualified option, the optionee will not recognize any taxable income. Upon the exercise thereof, the optionee will recognize taxable income in an amount equal to the difference between (i) the fair market value of the shares of common stock acquired upon such exercise, and (ii) the exercise price. At that time, the Company will be entitled to a corresponding tax deduction.

Upon a subsequent disposition of shares of common stock acquired upon the exercise of a nonqualified option, the optionee will recognize a long-term or short-term capital gain or loss, depending on the holding period of such shares.

New Plan Benefits
As stated above, the Committee has the authority to determine the amounts, terms and grant dates of options to be granted to Eligible Employees under the Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information.

Nonqualified options to purchase 50,000 shares of Common Stock of the Company will be granted to each NON-EMPLOYEE DIRECTOR who is ELIGIBLE as of the close of business on the effective date of the Plan. Thereafter on a yearly basis, nonqualified options to purchase 25,000 shares of Common Stock of the Company will be granted to each person who is a NON-EMPLOYEE DIRECTOR on the date of grant of such options. The table below sets forth the options that would be received in 1995 by each NON-EMPLOYEE DIRECTOR and by all NON-EMPLOYEE DIRECTORS as a group under the Plan. The dollar amount to be received by the Company in the event the options are exercised, as noted below, is based on an assumed average exercise price of $0.078 for the Company's two Directors owning less than 10% of the Company's Common Stock and $0.086 for the Director owning more than 10% of the Company's Common Stock.

                                   Number of           Dollar
     Name                          Options             Amount
     ----------------------------------------------------------
     Each NON-EMPLOYEE DIRECTOR
        owning less than 10%       50,000 shares       $3,900
     NON-EMPLOYEE DIRECTORS
        as group                   150,000 shares      $11,700

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal to approve the 1995 Incentive Stock Option Plan is required to approve the Plan.

The Board of Directors recommends a vote "FOR" approval of the proposed 1995 Incentive Stock Option Plan.

                           INDEPENDENT PUBLIC ACCOUNTANTS

For the year ended March 31, 1995, Arthur Andersen & Co. audited the financial statements of the Company. At this time, the Audit Committee has not proposed or recommended to the Board of Directors any change in the independent public accountants for the year end March 31, 1996. A representative from Arthur Andersen & Co. is expected to be present at the shareholder meeting. They will be given the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions from the shareholders.


                                       GENERAL

Basic's Annual Report to the shareholders for the year ended March 31, 1995 accompanies this proxy solicitation. This Annual Report, however, is not deemed part of the proxy soliciting material, and the audited financial statements in the Annual Report are not incorporated by reference.

Basic will bear the cost of preparing, printing and mailing the proxy, proxy statement and other material which will be sent to shareholders in connection with this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, by directors, officers and regular employees of Basic without additional compensation.


                                SHAREHOLDER PROPOSALS

The Annual Meeting of Shareholders for the fiscal year ending March 31, 1996 is expected to be held in the fall of 1996. All proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received at Basic's executive offices no later than April 30, 1996, for inclusion in the Proxy Statement related to that meeting.

                                   By Order of the Board of Directors,



By (Signature)                     /s/ David J. Flake
(Name and title)                   David J. Flake, Secretary
(Date)                             August 11, 1995
(City and state)                   Denver, Colorado

                                        PROXY

                          BASIC EARTH SCIENCE SYSTEMS, INC.
                   ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 6, 1995

                 This proxy is solicited by the Board of Directors.

     The undersigned hereby appoints Ray Singleton as proxy to represent the undersigned at the Annual Meeting of Shareholders of Basic Earth Science Systems, Inc., to be held at 633 Seventeenth Street, Suite 1670, Denver, Colorado, on October 6, 1995 at 3:00 p.m., local time, and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated below.

1.   Election of the directors proposed in the accompanying proxy statement.

     / / FOR all nominees listed below (except as marked to the contrary below)

     / / WITHHOLD AUTHORITY to vote for all nominees listed below

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

     G.W. Breuer    David J. Flake   Edgar J. Huffman  Ray Singleton

2. Vote on the proposal to Amend the Certificate of Incorporation to reduce the par value of the Company's common stock from ten cents ($0.10) per share to one-tenth of one cent ($0.001) per share.

     / / FOR   / / AGAINST    / / ABSTAIN

3.   Vote on the proposal to Approve the 1995 Incentive Stock Option Plan;

     / / FOR   / / AGAINST    / / ABSTAIN

The shares represented hereby will be voted in accordance with the direction made. WHERE NO DIRECTION IS GIVEN, SAID PROXIES WILL VOTE "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION, "FOR" THE PROPOSAL TO APPROVE THE INCENTIVE STOCK OPTION PLAN, AND IN THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                   ------------------------------
                                   Signature

                                   ------------------------------
                                   Signature if held jointly

                                   ------------------------------
                                   Dated

     Please sign exactly as name appears hereon; joint owners should each sign. Attorneys in fact, executors, administrators, trustees, guardians or corporate officers should give full title. Please note any changes in your address above.

     PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE AS SOON AS POSSIBLE, BUT NO LATER THAN SEPTEMBER 29, 1995.